UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 7, 2022

iPower Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 001-40391

Nevada	5200	82-5144171
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

iPower Inc.

2399 Bateman Avenue

Duarte, CA 91010

(Address Of Principal Executive Offices) (Zip Code)

(626) 863-7344

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 per share	IPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On October 7, 2022, iPower Inc., a Nevada corporation, and its subsidiaries (“iPower” or the “Company”), entered into a second amendment to the credit agreement and consent (the “Second Amendment to the Credit Agreement”), originally dated November 12, 2021, as amended, with JPMorgan Chase Bank, N.A., as administrative agent and lender (“JPMorgan”). We entered in the Second Amendment to the Credit Agreement primarily for the purpose of changing the interest rate repayment calculations from LIBOR to the Secured Overnight Financing Rate, or SOFR, which adjustment had originally been anticipated under the terms of the original Credit Agreement. In addition, two of the negative covenants set forth in the original credit agreement were amended in order to (i) adjust the definition of “Covenant Testing Trigger Period” to increase the required cash availability from $3,000,000 to $4,000,000, or 10% of the aggregate revolving commitment for the preceding 30 days, and (ii) require that the Company will not and will not permit any of its subsidiaries, after reasonable due diligence and due inquiry, to knowingly sell their products, inventory or services directly to any commercial businesses that grow or cultivate cannabis; it being acknowledged, however, that iPower does not generally conduct due diligence on its individual retail customers.

In addition, in conjunction with the Company’s entry into the Second Amendment to the Credit Agreement, the Company’s subsidiary, White Cherry Limited, an exempted company incorporated under the laws of the British Virgin Islands (“White Cherry”), entered into an amendment (the “Amendment”) to the subordination agreement, originally dated March 9, 2022 (the “Subordination Agreement”). The Amendment to the Subordination Agreement was amended solely for purposes of adjusting the definition of payment conditions under Section 2 of the Subordination Agreement such that “payment conditions” shall be deemed satisfied in connection with a permitted payment if (a) no event of default has occurred under the credit agreement and is continuing and (b) the Company shall have Excess Availability (as defined in the Second Amendment to the Credit Agreement) of no less than $7,500,000.

The foregoing descriptions of each of the Second Amendment to the Credit Agreement and the Amendment to the Subordination Agreement do not purport to describe all of the terms of such documents and are qualified in their entirety by reference to such documents, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Item 9.01	Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Second Amendment to the Credit Agreement, dated October 7, 2022, between iPower Inc., its subsidiaries and JPMorgan Chase Bank, N.A.

10.2	Amendment to Subordination Agreement, dated October 7, 2022, between White Cherry Limited and JPMorgan Chase Bank, N.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2022

iPOWER INC.

By:	/s/ Chenlong Tan
Name:	Chenlong Tan
Title:	Chief Executive Officer

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